UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 28, 2012

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)	(Zip Code)
6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817

Registrant’s telephone number, including area code  301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;  Transfer of Listing.

On September 25, 2012, Spherix Incorporated (the “Company”) received written notification (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) advising the Company that the minimum number of publicly held shares of the Company’s common stock (the “Common Stock”) had fallen below the minimum 500,000 shares (the “Minimum Publicly Held Shares Requirement”) required for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Rule 5550(a)(4) (the “Rule”).  The Notice has no effect on the listing of the Common Stock at this time.

Pursuant to NASDAQ Rule 5810(c)(2)(C), the Company has been provided an initial period of 45 calendar days, or until November 9, 2012, to provide NASDAQ with a specific plan to achieve and sustain compliance with all NASDAQ Capital Market listing requirements, including a timeframe for completion of this plan.  If NASDAQ does not accept the plan, the Company will have the opportunity to appeal that decision to a Hearings Panel.

The Company intends to file its plan to regain and sustain compliance with NASDAQ prior to the November 9, 2012, deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Claire Kruger
Claire Kruger
CEO and COO

Date: September 28, 2012